Exhibit 99.1

HYDRA INDUSTRIES ACQUISITION CORP.

ENTERS INTO AGREEMENT TO ACQUIRE

INSPIRED GAMING GROUP

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New York, New York and London, United Kingdom, July 14, 2016 / PRNewswire/ -- Hydra Industries Acquisition Corp. (“Hydra”) (NASDAQ: HDRA, HDRAU, HDRAW, HDRAR), a special purpose acquisition company formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that it has entered into a definitive agreement to acquire London based Inspired Gaming Group and its affiliates (“Inspired” or the “Company”) from funds managed by Vitruvian Partners LLP (a London headquartered private equity firm), and its co-investors (collectively, the “Seller Group”). The transaction reflects a valuation for Inspired of £200 million, including the Company’s indebtedness, but excluding transaction expenses as well as the impact of Hydra’s sponsor shares and subject to certain closing adjustments. Based on the current USD/GBP exchange rate1 the equivalent transaction value is $264 million. Inspired’s fiscal year end September 2016 Revenue and EBITDA are estimated to be $110 million and $38 million, respectively2, with the potential to grow meaningfully, driven by a backlog of recurring revenue contracts.

Consideration paid to the Seller Group for their interests in the Company will consist of cash available at closing after transaction expenses, and Hydra common shares issued at a price of $10.00 per share. The Seller Group may receive additional common shares as further consideration, depending on future performance. The cash component of the transaction will be funded by a $20 million private placement from Macquarie Capital in addition to Hydra’s cash in trust, which is currently approximately $80 million. Assuming none of Hydra’s shares are redeemed for cash in trust, the Seller Group would retain 35% ownership at closing. Certain liabilities of Inspired, including existing credit facilities, are expected to remain in place at closing.

Upon consummation of the transaction, Hydra’s CEO Lorne Weil will become Executive Chairman while Inspired’s founder and current CEO Luke Alvarez will continue in his leadership role as CEO in addition to being named to the Board of Directors.

Lorne Weil commented, “We have been searching for a compelling business that utilizes our skill set to drive growth. We are excited to have the opportunity to partner with Luke and his team as we work together to grow the digital business through increased focus and the deployment of new technology and content.” Mr. Weil continued, “We look forward to not only growing Inspired’s business, but also using it as a platform for potential opportunistic acquisitions of synergistic businesses across a number of geographies. We believe the combination of Inspired’s management team and our experience in utilizing technology and content to drive revenue growth in gaming markets makes us well-positioned to enhance value for our shareholders.”

Luke Alvarez stated, “We are excited to be partnering with Lorne Weil and Hydra, while continuing our strong relationship with Vitruvian. Lorne’s history in the gaming industry and Hydra’s access to the public capital markets are the perfect combination to take Inspired to the next level. Our ambition with Inspired has always been to build a truly scaled and global leader in gaming technology, which we believe is transitioning rapidly to an all-digital environment. Our visions are aligned, and the Inspired team is looking forward to working with Hydra to drive value through organic and strategic growth.”

[1]	USD/GBP exchange rate of $1.32/£1.00
[2]	Based on preliminary US GAAP estimates

Philip Russmeyer, Partner at Vitruvian, commented, “We have enjoyed a strong and productive partnership with the management team at Inspired and are delighted to support this transaction, which will facilitate access to capital markets and support the Company in the continued build-out of its market-leading positions.”

The proposed transaction has been unanimously approved by the Boards of Directors of both Hydra and Inspired, and is expected to close in October 2016, subject to approval by Hydra’s shareholders, required regulatory approvals and other customary closing conditions. Immediately after the closing, Hydra intends to change its name to Inspired Entertainment, Inc. and will continue to trade on NASDAQ under the ticker INSE.

Macquarie Capital acted as M&A Advisor to Hydra. Kramer Levin Naftalis & Frankel LLP and Mishcon de Reya LLP acted as legal counsel to Hydra. Morgan Stanley acted as M&A Advisor to Inspired. Dickson Minto W.S. and Willkie Farr & Gallagher LLP acted as legal counsel to Inspired. Management was advised by Pinsent Masons LLP and Proskauer Rose LLP.

Investor Conference Call Information

Hydra will host an investor conference call to discuss the business combination on July 19, 2016 at 10:00 AM ET.

Interested parties may listen to the call via telephone by dialing 1-877-870-4263, or for international callers, 1-412-317-0790. A telephone replay will be available shortly after the call and can be accessed by dialing 1-877-344-7529 (confirmation code: 10090010), or for international callers, 1-412-317-0088 (confirmation code: 10090010).

An investor presentation will be made available at www.hydraspac.com prior to the call.

About Hydra Industries Acquisition Corp.

Hydra is a blank check company formed for the purpose of effecting a merger or other business combination with a target company.  Hydra was founded by gaming industry veteran Lorne Weil and raised $80 million on October 29, 2014 in its Initial Public Offering. In addition, Macquarie Capital co-sponsored Hydra’s efforts to source acquisitions and provided a $20 million forward equity commitment which, with Hydra’s existing cash in trust, will be used to fund the proposed transaction.

Additional information can be found at www.hydraspac.com.

About Inspired Gaming Group

Inspired is a global games technology company, supplying Virtual Sports, Mobile Gaming and server-based gaming systems with associated terminals and digital content to regulated betting and gaming operators around the world. Inspired currently operates more than 25,000 digital gaming terminals and supplies its Virtual Sports products in more than 30,000 venues and on over 200 websites in 30 countries. Inspired employs over 800 employees in the UK and elsewhere, developing and operating digital games and networks.

Additional information can be found at www.inspiredgaminggroup.com

About Vitruvian Partners

Vitruvian is an independent European private equity firm that invests in ‘dynamic situations’, i.e. companies characterized by rapid growth and change, including buyouts and growth capital investments. Vitruvian is currently deploying VIP II, a £1 billion fund, and has offices in London, Munich and Stockholm, as well as a presence on the U.S. West Coast and in China. Target sectors include technology and internet, financial and business services, life sciences and healthcare, media and telecoms.

About Macquarie and Macquarie Capital

Macquarie Group ("Macquarie") is a global provider of banking, financial, advisory, investment and funds management services. Macquarie's main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employs approximately 14,000 people and has assets under management of over $367.4 billion (as of March 31, 2016).

Macquarie Capital comprises Macquarie Group's corporate advisory, capital markets and principal investing capabilities. Macquarie Capital's expertise spans a variety of industry sectors, including telecommunications, media, entertainment, gaming, financial institutions, industrials, energy, resources, real estate, infrastructure, utilities and renewables.

Safe Harbor Language

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Hydra’s and Inspired’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Inspired’s business. These risks, uncertainties and contingencies include, among others: business conditions; changing interpretations of GAAP; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Inspired is engaged; fluctuations in customer demand; management of growth; intensity of competition from other providers of gaming technology; general economic conditions; geopolitical events and regulatory changes; fluctuations in currency exchange rates; the possibility that the transaction does not close, including due to the failure to receive required security holder approvals or regulatory approvals or the failure of other closing conditions; and other factors set forth in Hydra’s past or future filings with the Securities and Exchange Commission (“SEC”), including the proxy statement expected to be filed in connection with the proposed transaction. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Inspired’s financial results are unaudited and do not conform to SEC Regulation S-X. Additionally, it contains a non-GAAP financial measure (EBITDA) and as a result such information will be presented differently in Hydra’s proxy statement relating to the proposed transaction and may fluctuate materially depending on many factors. Accordingly, Inspired’s financial results in any particular period may not be indicative of future results. Neither Hydra nor Inspired is under any obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. Hydra’s filings with the SEC can be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of Hydra’s or Inspired’s websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Contact:

For Hydra: Contact Martin Schloss (General Counsel, Hydra): +1 646 565 6938

For Vitruvian Partners: Contact Matthew Smallwood (Instinctif), +44 (0) 20 7457 2005